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Exhibit 10.1(i)

October 31, 2002

Bank of America, N.A.
901 Main Street
51st Floor
Dallas, Texas 75202

        Re: Sixth Amended and Restated Revolving Credit Agreement

To the Agent and the Lenders who are parties to the
Sixth Amended and Restated Agreement described below:

        We have acted as counsel to RFS Partnership, L.P., a Tennessee limited partnership (the "Borrower"), RFS Hotel Investors, Inc., its general partner and a Tennessee corporation ("RFS") and RFS Leasing VII, Inc. ("Leasing") (RFS and Leasing are collectively referred to as "Guarantors"), in connection with their execution and delivery of that certain Sixth Amended and Restated Revolving Credit Agreement among Borrower, Guarantors, and Bank of America, N.A., as well as various principal lenders made party from time to time thereto ("Lenders"), providing for Advances in an aggregate principal amount not exceeding $140,000,000. We are providing this opinion (the "Opinion") to Bank of America, N.A. ("Recipient") for itself and as Agent for the various Lenders from time to time party to the Sixth Restatement thereto, providing for Advances at the request of the Borrower and the Guarantors. Capitalized terms used in the Opinion shall have the meanings as set forth for them in the Sixth Restatement dated as of October 31, 2002, hereinafter referred to as ("the Loan Agreement" or "the Sixth Restatement") unless otherwise defined in this Opinion.

        In order to render this Opinion, we have examined and are relying upon certified copies of the following documents, all dated as of October 31, 2002 (collectively, the "Documents", items 1 through 5 collectively the "Loan Documents"):

          1.    The Loan Agreement, executed by the Borrower, the Guarantors, Recipient and Lenders;

          2.    Continuing and Unconditional Guaranty Agreement of RFS (the "RFS Guaranty");

          3.    Continuing and Unconditional Guaranty Agreement of Leasing (the "Leasing Guaranty");

          4.    Each of the Promissory Notes to the Lenders in the aggregate amount of $140,000,000.

          5.    Each of the Modifications modifying the lien instruments securing the Loan and issued per the terms of the Loan Agreement.

          6.    Resolutions of the Board of Directors of RFS, as general partner of Borrower, authorizing the execution and delivery of the Loan Documents by Borrower;

          7.    Resolutions of the Board of Directors of RFS, authorizing the execution and delivery of the Continuing and Unconditional Guaranty Agreement by RFS;

          8.    Resolutions of the Board of Directors of Leasing, authorizing the execution and delivery of the Continuing and Unconditional Guaranty Agreement by Leasing;

          9.    All those certain organizational documents of RFS as set forth and described in Schedule A attached hereto, and such other documents and items [including but not limited to, such certificates and permits from governmental officials and agencies, and such certificates and/or statements made by the officers and/or partners (as the case may be) of Borrower and Guarantors] as we have deemed necessary or appropriate in rendering the opinions hereinafter set forth;

          10.  All those certain organizational documents of Leasing as set forth and described in Schedule A attached hereto, and such other documents and items [including but not limited to, such certificates and permits from governmental officials and agencies, and such certificates and/or statements made by the officers and/or partners (as the case may be) of Borrower and Guarantors] as we have deemed necessary or appropriate in rendering the opinions hereinafter set forth;

          11.  All those certain organizational documents of Borrower as set forth and described in Schedule A attached hereto, and such other documents and items [including but not limited to, such certificates and permits from governmental officials and agencies, and such certificates and/or statements made by the officers and/or partners (as the case may be) of Borrower and Guarantors] as we have deemed necessary or appropriate in rendering the opinions hereinafter set forth.

        The documents identified in items 6 through 11 above are herein collectively referred to as the "Organizational Documents."

        For the purpose of rendering this Opinion, we have examined such questions of law as we have deemed appropriate. As to certain questions of fact, we have relied without independent investigation (unless expressly otherwise indicated herein) on, and we have assumed the accuracy and validity of (however, nothing has come to our attention which would lead us to doubt the accuracy and validity of), the certificates of the Secretary of the Guarantors with respect to corporate and partnership matters of the Guarantors and Borrower (Exhibit "C"), corporate/partnership records of the Borrower and Guarantors supplied to us by the Borrower and Guarantors and certificates of certain public officials. However, except for the Documents described above we have not, unless expressly otherwise indicated herein, reviewed any other documents or conducted any other examination of any public records, and the opinions rendered herein are limited accordingly.

        For purposes of this Opinion, we have assumed that Recipient has the corporate power and authority to enter into and perform all of its obligations under the Loan Documents, and the due execution and delivery of the Loan Documents by, and valid and binding effect of the Loan Documents upon, Recipient. We also have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, other than those signing on behalf of Borrower and Guarantors, the legal capacity of natural persons, and the conformity to originals of all documents submitted to us as copies. We have also assumed all charges under the Loan Documents for costs of late payments, pre-payments, commitments, defaults, and the like to be fair and reasonable as a matter of fact.

        Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

          1.    The Borrower is a limited partnership, duly organized and validly existing and in good standing under the laws of Tennessee. Each Guarantor is a corporation, duly organized and validly existing and in good standing under the laws of Tennessee. The Borrower has not filed a certificate of cancellation of limited partnership, and Guarantors have paid all fees, taxes and penalties owed to the State of Tennessee which affect their existence as corporations, have filed with the Secretary of State of Tennessee their most recent annual report required by the Tennessee Business Corporation Act, and have not filed articles of termination of corporate existence or articles of dissolution. Pursuant to the certificates of the respective secretaries of states offices, the Borrower and the Guarantors are qualified to do business in the states as set forth in Schedule B attached hereto. The Borrower and the Guarantors and each of their Subsidiaries and each Qualified Borrower have all requisite limited partnership or corporate, as applicable, authority and power to own and/or lease their properties, to conduct their businesses, and to enter into, execute and deliver the Loan Documents and to perform their obligations under the Loan Documents.

          2.    The execution and delivery of the Loan Documents by the Borrower, Guarantors, and the Subsidiaries and the performance by them of their respective obligations under the Loan Documents have been duly authorized by all necessary partnership and corporate, as applicable, action and/or proceedings on their part and will not:

            [a]  require any consent of the Borrower's limited partners or the Guarantors' or Subsidiaries' limited partners or shareholders (as the case may be);

            [b]  violate (i) any law, rule, or regulation to which the Borrower, the Guarantors or the Subsidiaries are subject, or (ii) to our knowledge after due inquiry, any order, writ, judgment, injunction, decree or award binding on the Borrower, the Guarantors or the Subsidiaries or (iii) the Borrower's, the Guarantors' or the Subsidiaries' articles of incorporation, by-laws, certificates of limited partnership, or partnership agreements, as applicable, or (iv) to our knowledge, after due inquiry, any indenture, instrument or agreement binding upon the Borrower, the Guarantors or the Subsidiaries;

            [c]    to our knowledge, after due inquiry, result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower, the Guarantors or the Subsidiaries.

          3.    The Loan Documents have been duly executed and delivered by the Borrower, Guarantors and the Subsidiaries and constitute their legal, valid and binding obligations enforceable in accordance with their respective terms (except that no opinion is made with respect to Modification Agreements which by their terms are governed by laws other than the laws of the State of Tennessee).

          4.    To our knowledge, after due inquiry, there is no litigation or proceeding against Borrower or Guarantors which, if adversely determined, could have a Material Adverse Effect (as defined in the Loan Document).

          5.    No approval, authorization, consent, adjudication or order of, or registration or filing with, any governmental authority, which has not been obtained or made by the Borrower or the Guarantors, is required to be obtained or made by the Borrower or the Guarantors in connection with the execution and delivery of the Loan Documents, the borrowings under the Loan Agreement or in connection with the payment or performance by the Borrower or the Guarantors of their obligations under the Loan Documents.

          6.    The provisions of the Loan Documents with respect to the payment of interest, loan fees, default premiums, late fees, prepayment premiums, default rate of interest, and all other payments or charges thereunder (however designated) calculated, with respect to varying rates, as of the date hereof, do not violate the usury laws or laws regulating use or forbearance of money of Tennessee and the operation of such provisions shall not render the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense under such Tennessee laws.

          7.    The foregoing opinions are subject to and expressly limited by the following assumptions, qualifications and limitations, in addition to those previously set forth, none of which assumptions, qualifications and limitations will interfere materially with the practical realization by Recipient of the benefits, remedies and security intended to be afforded by the Loan Documents:

            A.    The opinion concerning enforceability of the Loan Documents in Paragraph 3 above is subject to [i] all applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium or similar laws of general application and court decisions affecting the rights of creditors; and [ii] general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability.

            B.    Certain rights, remedies and other provisions in the Loan Documents may be limited or rendered unenforceable by applicable Tennessee laws or judicial decisions governing such provisions, but in our opinion such laws and judicial decisions do not, subject to the other qualifications and limitations in this opinion, render the Loan Documents invalid as a whole, and there exist, in the Loan Documents or pursuant to applicable law, adequate rights, remedies and provisions for the practical realization of the benefits intended to be provided by the Loan Documents, except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to or result from such laws and judicial decisions.

            C.    The qualification "to our knowledge", whenever used in this Opinion, means that during the course of our representation of the Borrower and the Guarantors pursuant to the transactions contemplated by the Loan Documents, no information has come to the attention of the lawyers in our firm who have had active involvement in negotiating the transaction, preparing the Loan Documents or preparing this Opinion contrary to the opinions so qualified. However, except for the Organizational Documents which we have obtained from the Borrower and the Guarantors concerning the facts underlying the opinions expressed above, and except as may be expressly disclosed herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

            D.    This Opinion is limited to the law of the State of Tennessee and the federal laws of the United States of America, and we do not express any opinion concerning any other law.

            E.    This Opinion is furnished for the benefit of, and may be relied upon by, Recipient and the Lenders, their successors and assigns, including any participants in the Loan described in the Loan Agreement, as amended, and each of their respective counsel only, in connection with the delivery of the Loan Documents only, and may not be relied upon by any other person or entity, or in any other context, without our prior written consent. We expressly disclaim any

            F.    responsibility for advising you of any change occurring hereafter in circumstances concerning the

            G.    transaction which is the subject of this Opinion, including any changes in the law or in factual matters occurring after the date of this Opinion.

Very truly yours,
/s/ WYATT, TARRANT & COMBS, LLP Wyatt, Tarrant & Combs, LLP

cc: WTC Opinions and Standards Group

SCHEDULE AORGANIZATIONAL AND RELATED DOCUMENTS

        1.    Corporate Certificate of RFS Hotel Investors, Inc. delivered to Bank of America, N.A., including without limitation the attachments thereto (Charter, good standing certificate, bylaws and resolutions).

        2.    Limited Partnership Certificate of RFS Partnership, L.P. delivered to Bank of America, N.A., including without limitation the attachments thereto (Certificate of Limited Partnership, Limited Partnership Agreement, good standing certificate, resolutions).

        3.    Corporate Certificate of RFS Leasing VII, Inc. delivered to Bank of America, N.A., including without limitation the attachments thereto (Charter, good standing certificate, bylaws and resolutions).

SCHEDULE B

SCHEDULE OF QUALIFICATIONS

Alabama
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Arizona
RFS Hotel Investors, Inc., a Tennessee corporation, doing business in Arizona as RFSHI, Inc.
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Arizona as RFS Real Property Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

California
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership, doing business in California as RFS Real Property, LP
RFS Leasing VII, Inc., a Tennessee corporation

Colorado
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Delaware
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Florida
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Florida as RFS Partnership, Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

Kentucky
RFS Hotel Investors, Inc.
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Kentucky as RFS Partnership, Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

Louisiana
RFS Hotel Investors, Inc.
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Michigan
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Michigan as RFS Partnership, Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

Minnesota
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Minnesota as RFS Partnership, Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

Nebraska
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

New York
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Oklahoma
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership, doing business in Oklahoma as RFS Partnership, Limited Partnership
RFS Leasing VII, Inc., a Tennessee corporation

South Carolina
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Tennessee
RFS Hotel Investors, Inc.
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

Texas
RFS Hotel Investors, Inc., a Tennessee corporation
RFS Partnership, L.P., a Tennessee limited partnership
RFS Leasing VII, Inc., a Tennessee corporation

EXHIBIT "C"

OFFICER'S CERTIFICATE

        The undersigned, Elizabeth A. McNeill, certifies that she is the duly elected and qualified Vice President and Secretary of RFS Hotel Investors, Inc. ("RFS") the general partner of RFS Partnership, L.P. (the "Borrower") and RFS Leasing VII, Inc. ("Leasing"), and RFS and Leasing collectively referred to -herein as ("Guarantors"), and further certifies, individually and on behalf of the Borrower and the Guarantor for purposes of the legal opinion to be rendered by Wyatt, Tarrant & Combs and other related purposes, the following:

          1.    From the date of formation of RFS and Leasing, to the date of this certificate, neither the Directors nor the Shareholders of RFS or Leasing have adopted a resolution contemplating the dissolution, merger or consolidation of RFS or Leasing with the exception of a proposed transaction with Equity Inns, Inc., which has been cancelled.

          2.    From the date of formation of the Partnership, to the date of this Certificate, RFS has taken no action contemplating the dissolution, merger or consolidation of the Partnership, with the exception of a proposed transaction with Equity Inns, Inc., which has been cancelled.

          3.    A complete and correct copy of the organizational documents of the Guarantors, together with all amendments thereto as of the date of this certificate, is attached as Exhibit A and B to this certificate.

          4.    A complete and correct copy of the organizational documents of the Borrower, together with all amendments thereto as of the date of this certificate, is attached as Exhibit C to this certificate.

          5.    There are no actions, suits or proceedings pending or threatened against the Borrower or the Guarantors which, if adversely determined, could have a Material Adverse Effect as described in the Loan Agreement, other than previously disclosed to Bank of America.

          6.    Attached as Exhibit D to this certificate is a true, complete and correct copy of certain resolutions duly adopted at a meeting of Directors of the General Partner of the Borrower, duly held on October     , 2002, at which a quorum was present and voted throughout, that such resolutions are the only resolutions dealing with the subject matter thereof and that such resolutions have not been amended or rescinded and are now in full force and effect.

          7.    Attached as Exhibit E and F to this certificate is a true, complete and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors of Guarantors, duly held on October     , 2002, at which a quorum was present and voted throughout, that such resolutions are the only resolutions dealing with the subject matter thereof and that such resolutions have not been amended or rescinded and are now in full force and effect.

          8.    The execution, delivery and performance of the transactions contemplated by the resolutions set forth in Paragraphs 6 and 7 will not violate any order, writ, injunction, decree of any court or governmental authority or agency or any arbitral award applicable to the Guarantor.

          9.    The execution, delivery and performance of the transactions contemplated by the resolutions set forth in Paragraphs 6 and 7 will not result in the breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness, pursuant to the terms of any agreement or instrument to which either Guarantor is a party or result in the creation of any lien upon any property of either Guarantor or subsidiaries other than in favor of Bank of America, N.A., acting as Agent for the benefit of any Lenders described in the Loan Agreement.

/s/ ELIZABETH A. MCNEILL Elizabeth A. McNeill, Secretary

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  Exhibit 10.1(i)
SCHEDULE AORGANIZATIONAL AND RELATED DOCUMENTS
SCHEDULE B SCHEDULE OF QUALIFICATIONS
EXHIBIT "C" OFFICER'S CERTIFICATE